UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2009

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

1.             On April 6, 2009, the Compensation Committee of the Board of Directors of Cornell Companies, Inc. (“Company”) approved a change with respect to the 2009 Cash Incentive Compensation (ICP) Opportunity for James E. Hyman, Chairman, President & Chief Executive Officer.  The ICP opportunity is 100% of base, with 70% (rather than 60%) based on financial performance and 30% (rather than 40%) based upon achievement of operational and personal milestone objectives.  There were no other changes made to the ICP opportunity for Mr. Hyman, which was described in the Company’s Form 8-K filed on March 4, 2009.

2.             On April 6, 2009, the Compensation Committee approved forms of Restricted Stock Award Agreements for the named executive officers for the equity grants consisting of Time-Based Plus Profitability Shares and EBITDA Based Shares described in the Company’s Form 8-K filed by the Company on March 4, 2009.  These forms are attached as Exhibits 10.1 and 10.2 to this Form 8-K.  Exhibit 10.1 (Restricted Stock Award Agreement (Profitability & Time-Based)) is the agreement for the Time-Based Plus Profitability Shares and Exhibit 10.2 (Restricted Stock Award Agreement (Performance Based)) is the agreement for the EBITDA Based Shares.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Restricted Stock Award Agreement (Profitability & Time-Based)
10.2	Restricted Stock Award Agreement (Performance Based)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: April 7, 2009

	By:	/s/ Cathryn L. Porter
Cathryn L. Porter
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Award Agreement (Profitability & Time-Based)

10.2	Restricted Stock Award Agreement (Performance Based)